UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2011

Colfax Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34045	54-1887631
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8170 Maple Lawn Boulevard, Suite 180
Fulton, MD 20759
(Address of Principal Executive Offices) (Zip Code)

(301) 323-9000
(Registrant’s telephone number, including area code)

Not applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

Colfax Corporation has set the record date and meeting date for a special meeting of stockholders to approve the issuances of shares and amendment and restatement of its Certificate of Incorporation in connection with its agreement to acquire Charter International plc, which was previously announced on September 12, 2011.

The special meeting of stockholders will be held at 9:00 a.m. local time on January 5, 2012 at the Maple Lawn Community Center located at 7600 Maple Lawn Boulevard, Fulton, Maryland 20759.  The close of business on December 19, 2011 has been fixed as the record date for determining those Colfax Corporation stockholders entitled to vote at the special meeting.  Accordingly, only stockholders of record at the close of business on that date are entitled to vote at the special meeting or any adjournment or postponement of the special meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Colfax Corporation

Date: December 12, 2011	By:	/s/ A. LYNNE PUCKETT
	Name:	A. Lynne Puckett
	Title:	Senior Vice President, General Counsel and Secretary